Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman & CEO
Karen Gross, Vice President & Corporate Secretary
(303) 573-1660

ROYAL GOLD ANNOUNCES POSITIVE OUTLOOK DESPITE FORECASTED
PRODUCTION DECLINE AT THE PIPELINE MINING COMPLEX

          DENVER, COLORADO.  FEBRUARY 27, 2006.  ROYAL GOLD, INC. (NASDAQ: RGLD; TSX:RGL), the leading precious metals royalty company, announced that, despite the recently forecasted decline in calendar 2006 production at the Pipeline Mining Complex, Royal Gold expects its fiscal 2006 revenue and free cash flow to exceed revenue and free cash flow for fiscal 2005,  assuming current gold and other metal prices are maintained throughout fiscal 2006.

          Management has closely monitored Barrick Gold Corporation’s (“Barrick”) recent public announcements, including commentary forecasting a 60% year-over-year decline in production at Placer Dome’s Cortez property, which includes the Pipeline Mining Complex.  Pipeline has been an important contributor to Royal Gold’s revenues in the past, representing nearly 85% of the Company’s revenues in fiscal 2005.

          Current metal prices and price-related royalty rate increases in Royal Gold’s various sliding-scale royalties will partially offset year-over-year production declines at the Pipeline Mining Complex in the near term. Moreover, Royal Gold has invested significantly in adding to and diversifying the Company’s royalty portfolio to reduce the impact of such a decline, as the Pipeline Mining Complex matures and production moves into new areas of the project that may have lower grades or may not be covered by our royalties.

          Stanley Dempsey, Chairman and CEO, stated, “Our focus over the past few years has been to build our royalty portfolio and lessen our reliance on a single source of royalty revenue.  We have succeeded in adding several significant new royalties, including three new properties in late calendar 2005.  Despite the smaller revenue contribution from the Pipeline Mining Complex, assuming its production is reduced by the forecasted 60% in calendar 2006 compared to calendar 2005, we still expect to grow our revenue year-over-year in fiscal 2006.”

Pipeline Mining Complex Royalties

          Royal Gold’s royalties at the Pipeline Mining Complex are on the Pipeline, South Pipeline, GAP, and Crossroads deposits.  They do not extend to Cortez Hills.  Production on Royal Gold’s ground will reflect Barrick’s timing of mining of stages 8 and 9 at the Pipeline/South Pipeline pit, and the timing of development of GAP and Crossroads.  The Pipeline Mining Complex will continue to be a strong contributor to Royal Gold’s revenues for years to come.

Royalty Portfolio

          Certain of our royalty properties are anticipated to produce at significantly greater levels than during calendar 2005.  New royalties that were not owned by us until late in calendar 2005 are expected to add to our revenues to varying extents for both fiscal and calendar year 2006.  These descriptions are based on our understanding of the projects from information provided by the operators and certain assumptions we have made based on that information, and are therefore subject to uncertainties inherent in forward-looking statements.

A.	Royalties with Expanding Production

•

SJ Claims, Nevada (0.9% NSR royalty).  Production from this royalty has increased over the last two years.  Royal Gold expects this trend to continue throughout calendar 2006 due to a greater proportion of the total mine production being derived from the property subject to the Company’s royalty interest.

•

Leeville mine, Nevada (1.8% NSR royalty).  This mine began production from its new development area during the third quarter of calendar 2005 and is providing a new source of royalty revenue for Royal Gold.  The mine is expected to increase production throughout calendar 2006.

•	Troy mine, Montana (initial 7.0% GSR royalty). This mine has not yet reached full design capacity, and the operator expects that it will continue to increase its production throughout calendar 2006.

•

Bald Mountain, Nevada (1.75% to 3.5% NSR sliding-scale royalty).  Placer Dome announced in February 2006 that the mine has had a dramatic expansion of reserves, which should significantly benefit the Company in the near term.

B.	New Royalties

•

Mulatos mine, Mexico (0.30% to 1.5% NSR sliding-scale royalty). The mine is now finalizing construction and once full production is reached the operator estimates calendar 2006 production to be 140,000-155,000 ounces of gold.  Royal Gold’s royalty is capped at two million ounces of gold.

•

Robinson mine, Nevada (3.0% NSR royalty).  Royal Gold will begin receiving royalty revenue in the second half of calendar 2006 as a $20.0 million reclamation trust account is expected to be fully funded.  The operator estimates that calendar 2006 production will be 55,000-65,000 ounces of gold, 145-150 million pounds of copper, and 1.0-1.6 million pounds of molybdenum.

•

Tarparko-Bouroum project, Burkina Faso, West Africa (initial 15.0% GSR and a 5.5% GSR sliding-scale royalty at today’s gold price).  Royal Gold anticipates that it should begin receiving royalty revenue in early calendar 2007, if the operator completes construction as it has predicted.

          Royal Gold is in the process of reviewing royalty reserves and production forecasts from the Company’s operator partners for calendar year 2006.  Tony Jensen, President and COO, added “We must rely on our operating partners for reserve and production estimates.  In the past, we have been able to compile and release these estimates during the first quarter of every calendar year.  This year, however, Barrick is still in the process of reviewing production schedules for the mines they have just acquired in the Placer Dome transaction.  We will benefit from their thorough review of the deposits and mine plans, and will disclose the results when they are made available to us.”

          Royal Gold, Inc. is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests.  Royal Gold is publicly traded on the Nasdaq Market System, under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding our future royalty revenues and free cash flow, increased sliding-scale royalty rates partially offsetting production declines, gold and other metal price assumptions, operators’ production trends at several properties, operator’s reserve increases at one property, and operators’ anticipated project completion timing.  Factors that could cause actual results to differ materially from projections include, among others, any decrease in precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, operator’s inability to open new mines or achieve expected rates of production, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, future financial needs or opportunities of the operators or us, the ability to make acquisitions on economically favorable terms, and the impact of any future acquisitions, as well as other factors, including Risk Factors, described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.